INVESTMENT AGREEMENT

         THIS INVESTMENT AGREEMENT is made and entered into as of April 29, 1994 by and among SURVIVA LINK CORPORATION (the "Company"), a Minnesota corporation, MEDTRONIC, INC. ("Medtronic"), a Minnesota corporation, and the following shareholders of the Company: BYRON L. GILMAN, KARL J.F. KROLL, KENNETH C. MAKI, and MARK W. KROLL (each individually a "Shareholder"; collectively the "Shareholders").

                                    RECITALS

         WHEREAS, the Company desires to issue and sell to Medtronic, and Medtronic desires to purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, 200,000 shares of the Company's common stock, no par value ("Common Stock"); and

         WHEREAS, as a condition to Medtronic's investment described above, the Company is willing to grant to Medtronic a Warrant to purchase up to 75,000 shares of Common Stock (the "Warrant"); and

         WHEREAS, as a further condition to Medtronic's investment described above, the Company is willing to grant to Medtronic certain rights (i) to purchase its pro rata portion of any issuances of additional securities of the Company, (ii) to designate a member of the Company's Board of Directors, and
(iii) to have the Purchased Shares and/or Warrant Shares registered under the Securities Act; and

         WHEREAS, as a condition to Medtronic's investment described above, the Shareholders are willing to (i) grant to Medtronic certain rights of co-sale in the event any Shareholder proposes to sell Common Stock, and (ii) agree to vote in favor of Medtronic's designee to the Company's Board of Directors.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"Affiliate" of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a



                                    Page -1-



corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

"Agreement" means this Agreement and all Exhibits and Schedules hereto.

"Board" means the Company's Board of Directors.

"Capital Stock" means any of the authorized shares of the Company.

"Confidential Information" means know-how, trade secrets, and unpublished information disclosed (whether before or during the term of this Agreement) by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement, excluding information which:

                  (a) was already in the possession of receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);

                  (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

                  (c) is or becomes available to receiving party from a source other than the disclosing party which source, to the best of receiving party's knowledge, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosure party with respect thereto;

                  (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis;

                  (e) has been independently developed by the receiving party without breach of this Agreement or use of any Confidential Information of the other party; or

                  (f) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts of the receiving party.

         All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend "Company Proprietary," "Company Confidential" or words of similar import or, if disclosed in any manner other than writing, shall be preceded by an oral statement indicating that the information is Company proprietary or confidential, and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party with identification as Confidential Information designated as above within thirty (30) days.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder.



                                    Page -2-



"Holder" shall mean Medtronic and any person holding Registrable Securities to whom the rights under Article 7 have been transferred in accordance with Section
7.10 hereof

"Initiating Holders" shall mean Medtronic or transferees of Medtronic under
Section 7.10 hereof who in the aggregate are holders of fifty percent (50%) or more of the Registrable Securities.

"Intellectual Property" means letters patent and patent applications; trademarks, service marks and registrations thereof and applications therefor; copyrights and copyright registrations and applications; all discoveries, ideas, technology, know-how, trade secrets, processes, formulas, drawings and designs, computer programs or software; and all amendments, modifications, and improvements to any of the foregoing.

"Knowledge" means actual knowledge of a fact or the knowledge which such person could reasonably be expected to have based on reasonable inquiry. The knowledge of an entity shall include the knowledge of such entity's employees.

"Liens" means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

"Purchased Shares" means the shares of Common Stock purchased by Medtronic pursuant to Section 2.1.

"Registrable Securities" means (i) the Purchased Shares and the shares of Common Stock issued or issuable upon exercise of the Warrant, and (ii) any Common Stock issued or issuable in respect of the Purchased Shares or the Warrant Shares upon any stock split, stock dividend, recapitalization, or similar event.

"Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 7.1, 7.2, and 7.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, "Blue Sky" fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

"Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

"SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.



                                    Page -3-



"Securities Act" means the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

"Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

"Warrant Shares" means the shares of Common Stock which may be purchased by Medtronic upon exercise of the Warrant.

         1.2 DEFINITIONAL PROVISIONS.

                  (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

                  (c) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

                  (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof


                                    ARTICLE 2
                      PURCHASE OF COMMON STOCK AND WARRANT

         2.1 PURCHASE AND SALE OF SHARES. The Company hereby issues and delivers to Medtronic, and Medtronic hereby purchases from the Company, 200,000 shares of Common Stock (the "Purchased Shares").

         2.2 ISSUANCE OF WARRANT. The Company hereby issues and delivers to Medtronic a Warrant (the "Warrant") to purchase 75,000 shares of Common Stock at a purchase price of $1.50 per shares exercisable until the five-year anniversary of the Closing.

         2.3 PURCHASE PRICE. The purchase price for the Purchased Shares and the Warrant shall be Three Hundred Thousand Dollars ($300,000) payable by wire transfer of funds to the Company's account designated to Medtronic prior to the Closing.



                                    Page -4-



         2.4 ANTI-DILUTION ADJUSTMENT.

                  (a) If, within 180 days after the date hereof, the Company issues, sells, or contracts to issue and sell shares of Common Stock or options, warrants or other rights to acquire shares of Common Stock (the "Later-Issued Shares") for a consideration per share less than $1.50 (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock), then the Company shall issue such number of additional shares of Common Stock to Medtronic so that the average per share purchase price of the Purchased Shares plus any additional shares previously issued to Medtronic pursuant to this Section plus the additional shares to be issued hereunder (determined by dividing $300,000 by the sum of 200,000 (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) plus any additional shares previously issued to Medtronic pursuant to this Section plus the number of such additional shares) is equal to the lowest price per share received or to be received by Company for the Later-Issued Shares.

                  (b) Notwithstanding any contrary provision contained herein, this Section shall not apply to, and no additional shares of Common Stock shall be issued to Medtronic as a result of, issuances, sales or grants of: (i) the Warrant Shares; (ii) up to 150,000 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) issuable upon exercise of the Warrants dated between March 1993 and October 1993 issued in connection with private placements of Common Stock; (iii) up to 333,333 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) issuable upon exercise at $1.50 per share of an option granted to one investor in the Company's November 1, 1993 private placement of Common Stock; (iv) securities issued for the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or another reorganization resulting in the ownership by the Company of not less than a majority of the voting power of such corporation; (v) options to purchase not more than 500,000 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) issued to directors or employees of or consultants to the Company pursuant to the Company's Stock Option Incentive Plan of 1992 (and the Common Stock issuable upon exercise thereof); or (vi) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

                  (c) Upon any adjustment contemplated by this Section 2.4, the Company shall give written notice thereof to Medtronic, which notice shall state the number of shares to be issued as a result of such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


                                    ARTICLE 3
          MEDTRONIC RIGHTS OF CO-SALE, FIRST REFUSAL AND BOARD DESIGNEE

         3.1 RESTRICTION ON TRANSFER. Each of the Shareholders hereby agrees that he will not sell, transfer or otherwise dispose of (or enter into a binding agreement to



                                    Page -5-



sell, transfer or otherwise dispose of) all or any of his shares of Capital Stock, whether now owned or hereafter acquired unless the right of co-sale set forth in Section 3.2 has been fully complied with to the extent applicable.

         3.2 RIGHT OF CO-SALE. Each of the Shareholders agrees that for so long as this Article 3 remains in force and effect he will not sell, transfer or otherwise dispose of any shares of Capital Stock (as defined herein) or any rights to acquire Capital Stock, without permitting Medtronic to participate as a seller in such transaction at the same price per share and on the same terms and conditions. If the proposed purchaser is unwilling to purchase all shares proposed to be sold by such Shareholder(s) and Medtronic, Medtronic shall have the right to sell the same percentage of issued and outstanding shares of Capital Stock owned by Medtronic as the highest percentage of shares proposed to be sold by any Shareholder (as a percentage of the total number of issued and outstanding shares of Capital Stock owned by such Shareholder). Each of the Shareholders shall give prompt notice to Medtronic in the event that he has a present intention to sell, transfer or otherwise dispose of Capital Stock in a transaction subject to this right of co-sale, which notice shall specify in detail the number of shares proposed to be sold, the proposed purchase price thereof, the proposed purchaser thereof and any other relevant terms. Medtronic hereby agrees to notify such Shareholder within thirty (30) days of receipt of such notice as to whether Medtronic wishes to participate in such transaction with all negotiations leading to the consummation of such transaction to be conducted thereafter under the joint control of all sellers. Failure to respond within such thirty (30)-day period shall be deemed a declination of any right to participate in such transaction, provided that such transaction is fully closed and consummated within ninety (90) days after the expiration of such thirty
(30)-day period, and the terms of the actual transaction are materially no more favorable to the sellers than those set forth in the notice to Medtronic. If the transaction is not fully closed and consummated within ninety (90) days of the expiration of such thirty (30)-day period, or if the terms of the actual transaction are more favorable to the sellers than those set forth in the notice to Medtronic, then such Shareholder(s) shall again notify Medtronic of such proposed transaction and comply anew with the provisions of this Section.

         3.3 EXCEPTIONS. The following sales, transfers or other disposals of Capital Stock shall not be subject to the right of co-sale set forth in Section 3.2:

                  (a) sales of Capital Stock by any Shareholder in a bona fide public offering pursuant to a registration statement filed with the Securities and Exchange Commission;

                  (b) sales of Capital Stock by any Shareholder in a market transaction in a bona fide public market pursuant to Rule 144 (or any successor rule) promulgated under the Securities Act;

                  (c) transfers of Capital Stock by any Shareholder to a member of his immediate family or a trust for the benefit of the Shareholder or any such immediate family member, so long as the transferee agrees to be bound by the terms, conditions and stock transfer restrictions contained in this Agreement;

                  (d) transfers by will or the laws of descent and distribution; and



                                    Page -6-



                  (e) sales of up to 10,000 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) per Shareholder in any consecutive 12-month period.

         3.4 RIGHT OF FIRST REFUSAL ON NEW ISSUANCES.

                  (a) The Company hereby grants to Medtronic a right of first refusal to purchase all or part of its pro rata share of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Medtronic's pro rata share, for purposes of this Section 3.4, shall equal a fraction, the numerator of which is the number of issued and outstanding shares of Common Stock then held by Medtronic and the denominator of which is the total number of shares of Common Stock then issued and outstanding.

                  (b) "New Securities" shall mean any Capital Stock whether now authorized or not, and rights, options or warrants to purchase Capital Stock, and securities of any type whatsoever which are, or may become, convertible into Capital Stock; provided, however, that the term "New Securities" does not include (i) the Warrant Shares; (ii) up to 150,000 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) issuable upon exercise of the Warrants dated between March 1993 and October 1993 issued in connection with private placements of Common Stock; (iii) up to 333,333 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) issuable upon exercise at $1.50 per shares of an option granted to one investor in the Company's November 1, 1993 private placement of Common Stock; (iv) securities offered to the public pursuant to a Registration Statement (as described in Article 7); (v) securities issued for the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or another reorganization resulting in the ownership by the Company of not less than a majority of the voting power of such corporation; (vi) options to purchase not more than 500,000 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) issued to directors or employees of or consultants to the Company pursuant to the Company's Stock Option Incentive Plan of 1992 and, the Common Stock issuable upon exercise thereof); or (vii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

                  (c) In the event the Company intends to issue New Securities, it shall give Medtronic written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Medtronic shall have thirty (30) days from the date of receipt of such notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased.

                  (d) In the event Medtronic fails to exercise the foregoing right of first refusal with respect to any New Securities within such thirty
(30)-day period, the Company



                                    Page -7-



may within ninety (90) days thereafter sell any or all of such New Securities not agreed to be purchased by Medtronic, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to Medtronic pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such ninety (90)- day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to Medtronic in the manner provided above.

         3.5 LEGENDS AND STOP TRANSFER ORDERS. The Company and the Shareholders hereby agree that the following legend will promptly be added to each of the certificates representing shares of Capital Stock heretofore or hereafter issued to any Shareholder or acquired by any Shareholder, such legend to be and remain upon such certificates, as well as any re-issuance thereof, until termination of Medtronic's rights pursuant to Section 3.6 below:

                  "The securities represented by this certificate are subject to an Investment Agreement dated April 29, 1994 among this corporation, the registered owner of such securities, and certain other persons listed in such agreement, and may not be sold, transferred or otherwise disposed of except in compliance with the terms of such agreement, a copy of which is on file in the principal office of this corporation."

         3.6 TERMINATION. Medtronic's rights under Section 3.1 through 3.5 shall terminate on the earlier of,

                           (i) the three-year anniversary of this Agreement; and

                           (ii) the closing of the sale of the Company's Common
                  Stock in a firm commitment, underwritten public offering registered under the Securities Act at a public offering price of not less than $5.00 per share (prior to underwriter commissions and expenses) of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) and with aggregate gross proceeds to the Company of not less than $7,500,000 (after deduction of underwriter commissions and the Company's expenses relating to the issuance, including without limitation fees of the Company's counsel).

         3.7      RIGHT TO DESIGNATE BOARD MEMBER.

                  (a) So long as Medtronic owns at least 100,000 issued and outstanding shares of Common Stock (subject to adjustment for any stock splits, stock dividends or other recapitalization of the Common Stock), the Company shall permit Medtronic to designate one representative to the Company's Board of Directors (the "Board") as a member of the Board or, if Medtronic so elects in Medtronic's discretion, as a non-voting observer to the Board. Such designee may be removed or replaced at any time by Medtronic as deemed reasonably necessary or appropriate by Medtronic. Medtronic's designee shall receive all notices, documents, and other information in the same time and manner as such information is



                                    Page -8-



supplied to members of the Board. The Company shall make reasonable efforts to permit Medtronic's designee to participate or observe Board meetings by telephone if such designee is unable to attend in person.

                  (b) Unless Medtronic elects to have its designee act as a non-voting observer to the Board, the Board agrees to (i) initially expand the number of members of the Board and elect Medtronic's designee to such vacancy, and (ii) in connection with each meeting, or each written consent in lieu of a meeting, of the Company's shareholders at which the Board is elected, to nominate Medtronic's designee for election to the Board and to use its best efforts to cause Medtronic's designee to be so elected.

                  (c) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Shareholder shall vote or cause to be voted all "Shares" (as defined below) owned by him, or over which he has voting control, and otherwise use his respective best efforts, so as to elect Medtronic's designee to the Board. The Shareholders shall not vote to remove Medtronic's designee from the Board. For purposes of this Section, "Shares" shall mean and include any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any shares now owned or subsequently acquired by a Shareholder, however acquired, including without limitation stock splits and stock dividends. Any transferee to whom Shares are transferred by a Shareholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, and shall be entitled to the rights granted to the transferor under this Agreement, to the same extent as if such transferee were a Shareholder hereunder.


                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Medtronic as follows:

         4.1 ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so licensed or qualified could have material adverse effect upon the Company or its business. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and to issue, sell and deliver the Purchased Shares, the Warrant and the Warrant Shares. The Company has no subsidiaries.



                                    Page -9-



         4.2 AUTHORIZATION OF AGREEMENT, ETC.

                  (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Purchased Shares, the Warrant and the Warrant Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) The Purchased Shares have been duly authorized and validly issued, and are fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and are free and clear of all Liens imposed by or through the Company. The Warrant Shares have been duly reserved for issuance and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all Liens imposed by or through the Company. Neither the issuance, sale or delivery of the Purchased Shares, the Warrant, or the Warrant Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person that has not been complied with or duly waived.

         4.3 VALIDITY. This Agreement and the Warrant have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

         4.4 FINANCIAL STATEMENTS. The Company has furnished to Medtronic the audited balance sheet of the Company as of December 31, 1993 (the "Balance Sheet") and the related statements of income, stockholders' equity and cash flows of the Company for the year then ended. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of the Company as of the dates thereof and the results of its operations for the periods then ended. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

         4.5 LITIGATION; COMPLIANCE WITH LAW. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge,



                                   Page -10-



threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services. The Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted, and has no reason to believe that the Company will not obtain the same with respect to its business as proposed to be conducted, which, if not obtained, would have, either individually or in the aggregate, a material adverse effect on the Company.

         4.6 PROPRIETARY INFORMATION OF THIRD PARTIES. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         4.7 TITLE TO PROPERTIES. The Company has good and marketable title to its properties and assets reflected on the Balance Sheet or acquired by them since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of all Liens, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

         4.8 LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and existing agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto.

         4.9 TAXES. The Company has filed all tax returns, federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate



                                   Page -11-



reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened.

         4.10 NO DEFAULTS. The Company, and to the best of the Company's knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Articles of Incorporation and By-laws, as amended.

         4.11 PATENTS, TRADEMARKS, ETC. To the best of the Company's knowledge, the Company owns or possesses licenses or other rights to use all Intellectual Property necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim. No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential.

         4.12 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         4.13 TRANSACTIONS WITH AFFILIATES. No director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         4.14 TERMS NO LESS FAVORABLE. The terms and provisions upon which Medtronic is purchasing the Purchased Shares are no less favorable to Medtronic than the terms and provisions upon which any other person has purchased Common Stock pursuant to (i) the offering described in the November 1, 1993 Private Placement Memorandum or (ii) any subsequent offering of Common Stock.



                                   Page -12-



         4.15 DISCLOSURE. Neither this Agreement, the Private Placement Memorandum dated November 1, 1993, nor any other statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to Medtronic and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company.


                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF MEDTRONIC

         Medtronic represents and warrants to the Company as follows:

         5.1 PURCHASE OF SHARES. Medtronic is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Purchased Shares, the Warrant, or the Warrant Shares. Medtronic has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of Medtronic's investment in the Company and Medtronic is able financially to bear the risks thereof. Medtronic has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Purchased Shares and the Warrant and, if purchased, the Warrant Shares, are being acquired for Medtronic's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Medtronic understands that
(i) the Purchased Shares, the Warrant, and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act,
(ii) the Purchased Shares, the Warrant, and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Purchased Shares, the Warrant, and the Warrant Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.

         5.2 CORPORATE AUTHORITY. The execution, delivery and performance by Medtronic of this Agreement and the transactions contemplated hereby has been duly and validly authorized and approved by all requisite corporate action on the part of Medtronic, and the execution and the delivery of this Agreement and consummation of the transactions contemplated hereby and compliance with and fulfillment of the terms and provisions hereof will not (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation or Bylaws of Medtronic, or (ii) require any affirmative approval, consent, authorization or other order or action of any court, governmental authority, regulatory body, creditor or any other person. Medtronic has all requisite power and authority to do and perform all acts and things required to be done by it under this Agreement and the agreements contemplated hereby. This Agreement constitutes the valid and binding obligation of Medtronic enforceable in accordance with their terms



                                   Page -13-



except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance.


                                    ARTICLE 6
                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

         6.1 FINANCIAL STATEMENTS, REPORTS, ETC. So long as Medtronic is the legal or beneficial owner of at least 50,000 issued and outstanding shares of Common Stock (adjusted for any stock splits, stock dividends or other recapitalization of the Common Stock), the Company shall famish to Medtronic.

                  (a) within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants selected by the Board of Directors of the Company;

                  (b) within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year) a balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

                  (c) at the time of delivery of each quarterly statement pursuant to Section 6.1(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

                  (d) within thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail, and, promptly after preparation, any significant revisions to any of the foregoing;

                  (e) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially adversely affect the Company;

                  (f) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its



                                   Page -14-



stockholders or directors or files with the SEC, the NASD, or any national securities exchange; and

                  (g) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and any subsidiaries as such Medtronic reasonably may request.

         6.2 RESERVE FOR WARRANT SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect issuance of the Warrant Shares and otherwise to comply with the terms of this Agreement.

         6.3 INSPECTION, CONSULTATION AND ADVICE. The Company shall permit and cause any Affiliates of the Company to permit Medtronic and such persons as it may designate, at such Medtronic's expense, to visit and inspect any of the properties of the Company and its Affiliates, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Affiliates with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with Medtronic and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its Affiliates as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice. All such information shall be subject to Section 9.1 hereof.

         6.4 TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

         6.5 BOARD OF DIRECTORS MEETINGS. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four (4) times each year and at least once each quarter.

         6.6 PROPRIETARY INFORMATION AND EMPLOYEE INVENTIONS AGREEMENTS. The Company and the Shareholders shall use their best efforts to obtain confidentiality and assignment of inventions agreements from all officers, key employees and other employees, consultants or independent contractors who will have access to confidential information of the Company.

         6.7 COMPLIANCE WITH LAWS. The Company shall comply, and cause each Affiliates to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.



                                   Page -15-



         6.8 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause each Affiliate to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         6.9 USE OF MEDTRONIC NAME. The Company shall not, except with the written consent of Medtronic, use Medtronic's name or disclose Medtronic's status as a shareholder except to the extent the Company is required to disclose the list of all of the Company's shareholders.


                                    ARTICLE 7
                               REGISTRATION RIGHTS

         7.1 REQUESTED REGISTRATION.

                  (a) Demand. If at any time after the closing of the Company's first underwritten public offering of Common Stock pursuant to a Registration Statement and prior to the five (5)-year anniversary of the date of this Agreement, the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to a proposed sale of Registrable Securities, the Company will:

                           (i) promptly give written notice of the proposed
                  registration, qualification or compliance to all other Holders; and

                           (ii) as soon as practicable, use its best efforts to
                  effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 7.1:

                           (A) in any particular jurisdiction in which the
                  Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject



                                   Page -16-



                  to service in such jurisdiction and except as may be required by the Securities Act;

                           (B) during the period starting with the date sixty
                  (60) days prior to the Company's estimated date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                           (C) after the Company has effected one such
                  registration pursuant to this Section 7.1(a), and such registration has been declared or ordered effective; or

                           (D) with respect to the Registrable Securities owned
                  by any particular Holder if, in the opinion of counsel satisfactory to the Company and the particular Holder, the sale of all Registrable Securities owned by such Holder may then be made in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and from the comparable requirements of the applicable state securities laws so that any transfer restrictions may be removed upon the consummation of such sale.

Subject to the foregoing clauses (A) through (D), the Company shall file a Registration Statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                  (b) Underwriting. In the event that a registration pursuant to
Section 7.1 is for a registered public offering involving an underwriting on a firm basis, the Company shall so advise the Holders as part of the notice given pursuant to Section 7.I(a)(i). In such event, the right of any Holder to registration pursuant to Section 7.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 7.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders but subject to the Company's approval, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 7.1, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Common Stock which may be included in the underwriting shall be allocated among all such Holders in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company owned by each such Holder. If the managing underwriter does not limit the number of Registrable Shares to be underwritten, the Company or other holders of securities of the Company who have registration rights similar to those set forth in Section 7.3 hereof may include Common Stock



                                   Page -17-



for their respective accounts in such registration if the managing underwriter states that such inclusion would not adversely affect the offering of Registrable Shares for any reason and if the number of Registrable Shares which would otherwise have been included in such registration and underwriting will not thereby be limited or reduced.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

         7.2 "PIGGY-BACK" REGISTRATION.

         (a) Notice of Registration. If at any time or from time to time prior to the five (5)-year anniversary of the date of this Agreement the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                           (i) promptly give to each Holder written notice
                  thereof; and

                           (ii) include in such registration (and any related
                  qualification under Blue Sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company by any Holder.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting on a firm basis, the Company shall so advise the Holders as part of the written notice given pursuant to Section 7.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 7.2 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and such other holders having registration rights granted prior to the date of this Agreement in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and securities with registration rights held by such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.



                                   Page -18-



If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

         (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         (d) State Qualification. The Company shall use its best efforts to qualify the sale of Registrable Securities to be included in any registration pursuant to this Section 7.2 under the Blue Sky or other applicable laws of such jurisdictions as a Holder may reasonably request.

         7.3 REGISTRATION ON FORM S-3. If prior to the five (5)-year anniversary of the date of this Agreement any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for the sale of shares of the Registrable Securities, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such sales, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 7.3 in any six-month period. The substantive provisions of Section 7.1(b) shall be applicable to each registration initiated under this Section 7.3.

         7.4 LIMITATIONS ON ADDITIONAL REGISTRATION RIGHTS. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

         7.5 EXPENSES OF REGISTRATION.

                  (a) All Registration Expenses incurred in connection with any registration pursuant to Sections 7.1 or 7.2 shall be home by the Company; provided that the Initiating Holders shall reimburse the Company for up to $30,000 of the Registration Expenses reasonably incurred by the Company in a registration pursuant to Section 7.1(a). Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

                  (b) All Registration Expenses and Selling Expenses reasonably incurred in connection with a registration pursuant to Section 7.3 shall be borne pro rata by the Holder



                                   Page -19-



or Holders requesting the registration on Form S-3 according to the number of Registrable Securities included in such registration.

         7.6 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Article 7, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof At its expense the Company will:

                  (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the Registration Statement has been completed, but in no event shall the Company be obligated to maintain the effectiveness of such registration statement for more than 180 days after the effective date; and

                  (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in subsection (a) above; and

                  (c) as expeditiously as possible furnish to each selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the selling Holder.

         If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Securities.

         7.7 INDEMNIFICATION.

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Article 7, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in



                                   Page -20-



light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who reasonably incurred in connection with the investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect hereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

                  (c) Each party entitled to indemnification under this Section
7.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.7 unless



                                   Page -21-



the failure to give such notice is materially prejudiced to an Indemnifying Party's ability to defend such action; and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses in which case the Indemnified Party's costs of defense including reasonable fees of separate legal counsel shall be borne by the Indemnifying Party. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         7.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 7.

         7.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                           (i) make and keep public information available, as
                  those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                           (ii) use its best efforts to file with the SEC in a
                  timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (iii) so long as Medtronic owns any Registrable
                  Securities, furnish to Medtronic forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Medtronic may reasonably request in availing itself of any rule or regulation of the SEC allowing Medtronic to sell any such securities without registration.



                                   Page -22-



         7.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Medtronic under Sections 7.1, 7.2 and 7.3 may be assigned, in whole or in part, to a subsidiary of Medtronic or to such business organization which shall succeed to substantially all the assets and business of Medtronic, or to another transferee or assignee in connection with any transfer or assignment of Registrable Securities by Medtronic provided that such transfer may otherwise be effected in accordance with applicable securities laws; provided that, Medtronic shall not, without the Company's written consent, assign its registration rights under Section 7.1, 7.2 or 7.3 to any person or entity who is, at the time of such proposed assignment, a competitor of the Company with respect to the Company's then existing or planned products.

         7.11 MERGER OR REORGANIZATION. Without limitation of the Company's other rights or obligations under this Agreement, the Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization (other than a merger, consolidation or reorganization in which the Company shall be the surviving corporation) unless the proposed surviving corporation shall, prior to the proposed merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Article 7; in the event of such assumption, "Registrable Securities" shall refer to the securities which Holders would be entitled to receive in exchange for Registrable Securities in such merger, consolidation or reorganization.


                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 INDEMNIFICATION OF MEDTRONIC. The Company shall indemnify, defend and hold harmless Medtronic and each of its subsidiaries, officers, directors and stockholders (Medtronic and such other indemnitees referred to in this Article 8 as "Medtronic") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

         8.2 INDEMNIFICATION OF THE COMPANY AND THE SHAREHOLDERS. Medtronic shall indemnify, defend and hold harmless the Company and each of its subsidiaries, officers, directors and stockholders (the Company and such other indemnitees referred to in this Article 8 as "the Company") from and against and in respect of any and an demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor,



                                   Page -23-



and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of Medtronic contained in this Agreement or any agreement, certificate or document executed and delivered by Medtronic pursuant hereto or in connection with the transactions contemplated by this Agreement.

         8.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article 8, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought; provided that such settlement or defense shall be controlled by the indemnified party.

         8.4 COOPERATION AS TO INDEMNIFIED LIABILITY. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.


                                    ARTICLE 9
                                OTHER PROVISIONS

         9.1 NON-DISCLOSURE. Each party agrees not to disclose or use (except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder) any Confidential Information of the other party obtained during the during the term of this Agreement until the expiration of three (3) years after the date of this Agreement. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during such period.

         9.2 FURTHER ASSURANCES. At such time and from time to time on and after the date hereof upon request by Medtronic, the Company and the Shareholders will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, certificates and assurances that may be required for the better conveying, transferring, assigning, delivering, assuring and conforming to Medtronic, or to its respective successors and assigns, all of the Purchased Shares and the Warrants or to otherwise carry out the purposes of this Agreement.

         9.3 COMPLETE AGREEMENT. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had



                                   Page -24-



been set forth verbatim herein. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto.

         9.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties, covenants and agreements contained herein shall survive the purchase of the Purchased Shares and remain in full force and effect. No independent investigation of the Company by Medtronic, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company in this Agreement.

         9.5 WAIVER, DISCHARGE, AMENDMENT, ETC. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by the Company, the Shareholders and Medtronic, by mutual action approved by their respective Boards of Directors or their respective officers authorized by such Board of Directors, at any time prior to the Closing Date. Any amendment to this Agreement shall be in writing and signed by the Company, the Shareholders and Medtronic.

         9.6 NOTICES. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic to:

         Medtronic, Inc.
         Corporate Center
         7000 Central Avenue N.E.
         Minneapolis, Minnesota 55432
         Attention:        Michael D. Ellwein, Vice President Corporate
                           Development and Associate General Counsel
         FAX (612) 572-5404

if to the Company to:

         Surviva Link Corporation
         2975 - 84th Lane N.E.
         Minneapolis, Minnesota 55449
         Attention:        Byron Gilman, Chief Executive Officer
         FAX (612) 780-2786



                                   Page -25-



         Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

         9.7 PUBLIC ANNOUNCEMENT. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties' written consent, except as may be required by applicable law or stock exchange regulation, and except for communications to employees.

         9.8 EXPENSES. The Company and Medtronic shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

         9.9 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

         9.10 TITLES AND HEADINGS; CONSTRUCTION. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

         9.11 BENEFIT. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

         9.13 PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting Medtronic shall inure to the benefit of any and all subsequent holders from time to time of the Purchased Shares or the Warrant Shares.



                                   Page -26-



         IN WITNESS WHEREOF, each of the parties has caused this Investment Agreement to be executed in the manner appropriate for each, and to be dated as of the date first abovewritten.

                                 SURVIVA LINK CORPORATION

(Corporate Seal)                 By:  /s/ Byron L. Gilman
                                 Its:  Chief Executive Officer


                                 MEDTRONIC, INC.

(No Corporate Seal)              By:  /s/ Michael D. Ellwein
                                 Its:  Vice President


                                 /s/ Byron L. Gilman

                                 /s/ Karl J.F. Kroll

                                 /s/ Kenneth C. Maki

                                 /s/ Mark W. Kroll



                                   Page -27-